UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  October 28, 1999


                          VALLEY FINANCIAL CORPORATION


       VIRGINIA                    33-77568                  54-1702380
(State of Incorporation)     Commission File Number        (I.R.S. Employer
                                                        Identification Number)



                             36 Church Avenue, S.W.
                            Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)


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Item 5.  Other Events.

  Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on October 28, 1999 its financial results for the period ended September 30, 1999. The financial results are detailed in the Company's Press Release dated October 28, 1999 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

  The Company's common stock is traded over the counter under the symbol VYFC.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VALLEY FINANCIAL CORPORATION



Date: October 28, 1999              /s/ A. Wayne Lewis
                                   ----------------------------------------
                                   A. Wayne Lewis, Executive Vice President


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FOR RELEASE 5:00 p.m. October 28, 1999
     EXHIBIT A

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


               VALLEY FINANCIAL CORPORATION EARNINGS INCREASE 53%


ROANOKE, VIRGINIA. October 28, 1999 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results.

For the nine months ended September 30, 1999 Valley Financial reported net income of $734,000 or $.76 per share compared with $480,000 or $.50 per share for the first nine months of 1998, a 53% increase. The Company's return on average total assets (ROA) was 0.84% for 1999's first nine months and its return on average shareholders' equity (ROE) was 10.50%, compared with 0.73% and 7.62%, respectively, reported for the nine months ended September 30, 1998.

For the three months ended September 30, 1999 Valley Financial reported net income of $320,000 or $.33 per share compared with $220,000 or $.23 per share for the same three months of 1998, a 45% increase. The Company's return on average total assets was 1.00% for 1999's third quarter, and its return on average shareholders' equity was 13.21%. These profitability ratios represent significant increases from the 0.85% and 11.54%, respectively, reported for the three months ended September 30, 1998.

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At September 30, 1999 the Company's total assets were $128,456,000, total deposits were $108,159,000, total loans stood at $85,599,000 and total shareholders' equity was $9,149,000. Compared with September 30, 1998 the Company experienced increases of $28,616,000 or 29% in total assets, $26,210,000 or 32% in total deposits and $19,131,000 or 29% in total loans over the twelve-month period. With total capital at September 30, 1999 representing 11% of risk-adjusted total assets, the Company exceeds the regulatory minimums to be considered "well capitalized."

"The bank continues to make excellent financial progress without sacrificing asset quality," said Ellis L. Gutshall, President and Chief Executive Officer. "Growth in earning assets remains strong. We were able to staff up for and open a major new facility in downtown Salem, and get the overhead efficiency ratio back below 60% in less than a year. And, very significantly, third-quarter ROA hit the banking industry's high-performance benchmark of 1% without assistance from tax benefits or extraordinary items."

Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from four full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, 4467 Starkey Road, SW in Roanoke County and 8 East Main Street in the City of Salem.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

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